Exhibit 99.1

FOR IMMEDIATE RELEASE

Silver Run Acquisition Corporation to Acquire Controlling Stake in

Centennial Resource Production, LLC

HOUSTON, TX, July 22, 2016 — Silver Run Acquisition Corporation (“Silver Run”) (NASDAQ: SRAQ, SRAQU, SRAQW) today announced that, subject to certain conditions, including approval of the Silver Run stockholders, it has agreed to acquire a controlling interest in Centennial Resource Production, LLC (“Centennial”), an independent oil and natural gas company located in the core of the Southern Delaware Basin. On July 6, 2016, an affiliate of Riverstone Holdings LLC (“Riverstone”) entered into a definitive agreement to purchase an approximate 89% interest in Centennial from funds controlled by, and affiliates of, NGP Energy Capital Management, L.L.C. (together, “NGP”). In accordance with the definitive agreement, Riverstone has agreed to assign, and Silver Run has agreed to assume, its right to purchase the interest in Centennial to Silver Run and will participate in the transaction as an equity holder directly in Silver Run.

In connection with the assignment of Riverstone’s rights under the definitive agreement and the acquisition of the Centennial interest by Silver Run, Riverstone and certain Riverstone controlled investment funds will purchase an estimated $810 million of Silver Run Class A Common Stock at $10.00 per share, including up to $175 million from Riverstone Energy Limited. In addition, certain funds managed by Capital World Investors and certain funds managed by Fidelity Management and Research Company will purchase $200 million of Silver Run Class A Common Stock at $10.00 per share. The proceeds of both stock sales will be used to fund a portion of the cash consideration required to effect the Centennial acquisition. Following the closing of the Centennial acquisition and related transactions, Riverstone and such affiliates will be the single largest stockholder of Silver Run, with an approximate 51% ownership interest. NGP is expected to retain a significant equity stake in Centennial, approximating 11% of the outstanding interests, and will have a representative on the Silver Run Board of Directors.

Mark Papa, Chairman and Chief Executive Officer of Silver Run, will lead Centennial following the consummation of the transaction. Centennial’s existing senior management team led by Chief Executive Officer Ward Polzin, will provide transition services for a period of time as Mr. Papa looks to permanently fill key management positions. Mr. Papa commented, “Since our IPO, we have been searching to acquire a meaningful position in one of North America’s premier oil shale basins. There has been a lot of recent excitement about the Delaware Basin, but we believe its potential is still significantly underappreciated. Centennial has an enviable position in the Delaware’s southern oil-rich core. I want to commend Ward and his team for assembling such a top-notch set of assets and organization. I look forward to replicating the culture and philosophy that made EOG Resources such a success during my time there and using the Centennial assets as a platform to build something truly special.”

The anticipated initial enterprise value of the combined company is approximately $1,735 million, implying a multiple of 12.6x and 6.6x projected calendar 2017 and 2018 adjusted EBITDA, respectively, and post-closing equity value of $1,835 million at $10.00 per share. Silver Run expects to be debt-free at the closing of the transaction and have $100 million of cash-on-hand and an undrawn revolving credit facility to fund future drilling and acquisitions. At consummation of the transaction, Silver Run is expected to be renamed Centennial Resource Development Corp. and trade on the NASDAQ stock exchange under the ticker symbol “CDEV”.

Centennial Highlights

•                  Pure-play core Delaware Basin company

•                  42,500 net acres primarily in Reeves and Ward counties

•                  Approximately 7,200 boe/d of net production

•                  48.6 MMboe of net proved reserves as of June 2016 based on internal estimates

•                  Stacked pay consisting of 5 currently producing shale zones with upside for 7 more

•                  1,357 gross identified potential horizontal drilling locations

•                  Among the best performers in the Southern Delaware Basin based on production per lateral foot

Transaction Details

On July 6, 2016, Riverstone entered into a definitive agreement to purchase an approximate 89% interest in Centennial. Under the terms of the definitive agreement, Riverstone retained the ability to assign its rights and obligations to purchase the interest in Centennial to Silver Run. On July 22, 2016, Riverstone agreed to assign, and Silver Run agreed to assume, its right to purchase the interest in Centennial, subject to the satisfaction of certain conditions, including the approval of the transaction by Silver Run’s stockholders.

In connection with the transaction, Silver Run intends to obtain equity financing through the private placement of 81 million newly issued shares of Class A Common Stock to Riverstone and its affiliates and 20 million newly issued shares of Class A Common Stock to certain funds managed by Capital World Investors and certain funds managed by Fidelity Management and Research Company. Silver Run expects to receive approximately $1 billion in net proceeds from these sales. NGP is expected to retain an approximate 11% interest in Centennial, which interest may be exchanged for 20 million shares of Silver Run Class A Common Stock. Silver Run will not use debt financing to fund any portion of the cash consideration for the transaction.  In connection with the transaction, Silver Run and Centennial expect to repay all existing outstanding indebtedness and either replace or amend Centennial’s revolving credit facility to permit the transaction. As of March 31, 2016, a maximum of $140 million was available for borrowing under Centennial’s revolving credit facility.

Prior to closing the transaction, Silver Run’s existing Class A stockholders will have the opportunity to vote on the transaction, and to redeem their shares of Class A common stock, if the transaction is approved and consummated. In the event any stockholders choose to have their shares redeemed, Riverstone and its affiliates expect to purchase an equivalent number of additional shares of Silver Run Class A Common Stock at $10.00 per share to fund such redemptions.

The transaction is subject to approval of Silver Run stockholders and the satisfaction or waiver of other customary conditions. The transaction is expected to close in September 2016.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the contribution and subscription agreements relating to the transaction.

Advisors

Citigroup Global Markets Inc. acted as capital markets advisor and sole private placement agent to Silver Run, and financial advisor to Riverstone. Deutsche Bank Securities Inc. and Goldman, Sachs & Co. acted as capital markets advisors to Silver Run; and Weil, Gotshal & Manges LLP acted as legal counsel to Silver Run. Evercore Group L.L.C. acted as financial advisor to Silver Run’s Board of Directors. Latham & Watkins LLP acted as legal counsel to Riverstone. Tudor, Pickering, Holt & Co. acted as financial advisor to Centennial in connection with the transaction; Credit Suisse Securities (USA) LLC and

Barclays Capital Inc. acted as capital markets advisors to Centennial; and Vinson & Elkins LLP acted as legal advisor to Centennial.

Investor Webcast and Presentation Information

A webcast discussing the transaction can be accessed at http://edge.media-server.com/m/p/kahmk8bg. Interested investors and other parties may also view the accompanying investor presentation filed today with the Securities and Exchange Commission (the “SEC”), which can be viewed on the SEC website at www.sec.gov.

About Silver Run Acquisition Corporation

Silver Run Acquisition Corporation is an energy-focused special purpose entity formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The company’s strategy is to identify, acquire and, after its initial business combination, build a company in the energy industry that complements the experience of its management team and can benefit from their operational experience.

About Centennial Resource Production, LLC

Centennial is an independent oil and natural gas company focused on the development and acquisition of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. Centennial’s assets are concentrated in the Delaware Basin, a sub-basin of the Permian Basin. Centennial’s properties consist of large, contiguous acreage blocks in Reeves, Ward and Pecos counties in West Texas. Centennial was formed in 2013 by an affiliate of NGP and its management team.

About Riverstone Holdings LLC

Riverstone Holdings LLC is an energy and power-focused private investment firm founded in 2000 by David M. Leuschen and Pierre F. Lapeyre, Jr. with over $34 billion of capital raised. Riverstone conducts buyout and growth capital investments in the exploration & production, midstream, oilfield services, power, and renewable sectors of the energy industry. With offices in New York, London, Houston, and Mexico City, Riverstone has committed over $31 billion to more than 120 investments in North America, Latin America, Europe, Africa, and Asia.

About NGP

Founded in 1988, NGP is a premier private equity firm in the natural resources industry with approximately $17 billion of cumulative equity commitments organized to make strategic investments in the energy and natural resources sectors.  For more information, please visit www.ngpenergycapital.com.

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: Silver Run’s ability to consummate the business combination; the benefits of the business combination; the future financial performance of Silver Run following the business combination; changes in Centennial’s reserves and future operating results; and expansion plans and opportunities. These forward-looking statements are based on information available as of the date of this communication, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Silver Run’s views as of any subsequent date, and Silver Run does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.  You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, Silver Run’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the contribution agreement; (ii) the outcome of any legal proceedings that may be instituted against Silver Run following announcement of the proposed business combination and transactions contemplated thereby; (iii) the inability to complete the business combination due to the failure to obtain approval of the stockholders of  Silver Run, or other conditions to closing in the contribution agreement; (iv) the risk that the proposed business combination disrupts current plans and operations of Silver Run or Centennial as a result of the announcement and consummation of the transactions described herein; (v) Silver Run’s ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Silver Run to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; (viii) the possibility that Silver Run or Centennial may be adversely affected by other economic, business, and/or competitive factors; and (ix) other risks and uncertainties indicated in the preliminary proxy statement, including those under the section entitled “Risk Factors.”

No Offer or Solicitation

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information For Investors and Stockholders

In connection with the proposed business combination, Silver Run intends to file a proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the stockholders of Silver Run and will contain important information about the proposed business combination and related matters. Silver Run stockholders and other interested persons are advised to read, when available, the proxy statement in connection with Silver Run’s solicitation of proxies for the meeting of stockholders to be held to approve the proposed business combination because the proxy statement will contain important information about the proposed business combination. When available, the definitive proxy statement will be mailed to Silver Run stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Silver Run and its directors and officers may be deemed participants in the solicitation of proxies of Silver Run stockholders in connection with the proposed business combination. Silver Run stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Silver Run in Silver Run’s registration statement on Form S-1, as amended as of February 17, 2016. Additional information will be available in the definitive proxy statement when it becomes available.

Contact:

Jeffrey Taufield / Daniel Yunger

Kekst

(212) 521-4800

SOURCE Silver Run Acquisition Corporation